EXHIBIT 32

SECTION 1350 CERTIFICATIONS OF CEO AND CFO

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that the quarterly report on Form 10-Q of Bemis Company, Inc. for the quarter ended September 30, 2015 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bemis Company, Inc.

/s/ William F. Austen	/s/ Michael B. Clauer
William F. Austen, President	Michael B. Clauer, Vice President
and Chief Executive Officer	and Chief Financial Officer
October 30, 2015	October 30, 2015

1